UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2022 (May 24, 2022)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, the Board of Directors (the “Board”) of Heritage Global Inc. (the “Company”), approved a compensation plan (the “Compensation Plan”) for Brian Cobb as newly-appointed Chief Financial Officer of the Company. Mr. Cobb has served as the Company’s principal financial officer since March 18, 2021.

The Compensation Plan provides that, for the years 2022 through 2024, Mr. Cobb will receive an annual base salary of $250,000 and is eligible to receive the following bonuses:

•
A bonus of 20% of Mr. Cobb’s annual base salary may be earned at the discretion of the Chief Executive Officer (“CEO”) based on Mr. Cobb’s performance and attention to mitigating risk; and
•
Bonuses of up to 30% of Mr. Cobb’s annual base salary may be earned based on the annual operating income of the Company as follows: (i) 10% is earned if the annual operating income of the Company exceeds $7,250,000, (ii) 10% is earned if the annual operating income of the Company exceeds $10,500,000 and (iii) 10% is earned if the annual operating income of the Company exceeds $12,500,000. If earned, such bonuses will be paid in restricted stock, which shall be valued based on the Company’s stock price as of the date the annual earnings report is delivered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: May 31, 2022	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer